UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2012

SeraCare Life Sciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34105	33-0056054
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

37 Birch Street, Milford, Massachusetts 01757

(Address of principal executive offices)

Registrant’s telephone number, including area code: (508) 244-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 1, 2012, SeraCare Life Sciences, Inc. (the “Company”) entered into a First Amendment Agreement (the “Amendment”) relating to the Loan Agreement (the “Loan Agreement”, as amended by the Amendment, the “Amended Loan Agreement”) dated as of December 30, 2010, by and among the Company, as borrower, the lenders from time to time party thereto (which are currently Middlesex Savings Bank and Commerce Bank and Trust Company), and Middlesex Savings Bank, as letter of credit issuer and as administrative agent for the lenders.

The Amendment provides for, among other things, the extension of the availability termination dates with regard to the revolving and term loan credit facilities under the Loan Agreement from February 29, 2012 to February 28, 2013, the extension of the respective installment repayment dates with regard to any term loans by one year, and the extension of the final maturity date with regard to any term loans from February 28, 2019 to February 28, 2020.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Amendment attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment Agreement dated as of March 1, 2012 by and among SeraCare Life Sciences, Inc., as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Middlesex Savings Bank, as letter of credit issuer and administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERACARE LIFE SCIENCES, INC.

By:	/s/ Gregory A. Gould
Name: Gregory A. Gould Title: Interim President and Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer

Dated: March 5, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment Agreement dated as of March 1, 2012 by and among SeraCare Life Sciences, Inc., as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Middlesex Savings Bank, as letter of credit issuer and administrative agent.